Exhibit 10.1

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

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$209,800 As of September 18, 2012

Henderson, Nevada

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, GREEN STAR ALTERNATIVE ENERGY, INC., a Nevada corporation ("Maker"), promises to pay to the order of VERDAD TELECOM, Inc. ("Payee") the principal sum of Two Hundred and Nine Thousand Eight Hundred Dollars ($209,800) together with interest thereon from the date of this Secured Promissory Note (this "Note") on the unpaid principal balance.

Interest shall accrue at the rate of seven percent (7%) per annum.

This Note shall be payable on or before December 31, 2012.

The purpose of this Note is to consolidate notes totaling $166,000 in principal and $43,800 in accrued interest. This Note is secured by that certain Security Agreement of even date herewith by and between Maker and Payee (the "Security Agreement").

In the event of default in the terms and conditions of this Note, or the Security Agreement (or any document or agreement securing performance hereunder or thereunder), such default not being cured, the outstanding principal balance and unpaid accrued interest shall, at the option of Payee, become immediately due and payable. No delay in the exercise of any right or remedy hereunder shall constitute a waiver thereof and the waiver of any right or remedy hereunder on any one occasion shall not be deemed to be a waiver of such right or remedy on any subsequent occasion.

Maker shall pay a late charge of seven percent (7%) of the payment(s) due if not received by Payee within five (5) business days after the date such payment is due. The parties agree that such sum is not a penalty, but represents the reasonable costs that would be incurred by Payee for any such delay in payment. In addition, interest shall accrue on any principal amount past due at the rate equal to the lower of (i) ten percent (10%) per annum, computed on the basis of a 360-day year, or (ii) the maximum amount allowed by law.

There shall be no penalty for prepayment; provided that any prepayment of less than all of the principal and accrued interest shall shorten the term of this Note and not reduce the amount of any installment otherwise becoming due after the prepayment date. Any payment made shall be applied first to interest and then to principal.

Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived.

In the event suit is instituted to collect this Note or any portion thereof, Maker promises to pay such additional sums as the court may adjudge reasonable as attorney's fees in such suit. The venue of any action shall lie in Clark County, Nevada.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has executed this Secured Promissory Note as of the date first set forth above.

MAKER:

GREEN STAR ALTERNATIVE ENERGY, INC.

a Delaware corporation

By: /s/ Eric Stoppenhagen

Eric Stoppenhagen, President